UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 10, 2013

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A (this “Amendment”) is being filed to amend the current report on Form 8-K filed by True Religion Apparel, Inc. (the “Company”) on May 10, 2013 with the file/film number 000-51483/13833923 (the “Original Filing”).

Item 2.02                                           Results of Operation and Financial Condition.

Item 2.02 of the Original Filing is amended by inserting immediately prior to the final sentence of Item 2.02 in the Original Filing the following:

In correction of anything to the contrary contained in the press release furnished as Exhibit 99.1 to this report, the proposed merger of TRLG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with and into the Company, with the Company surviving as a wholly-owned subsidiary of TRLG Holdings, LLC, a Delaware limited liability company (“Parent”), pursuant to the Agreement and Plan of Merger by and among the Company, Parent and Merger Sub, values the Company at approximately $824 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2013	TRUE RELIGION APPAREL, INC.

	By:	/s/ Peter F. Collins
	Name:	Peter F. Collins
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

99.1                  Press Release, dated May 10, 2013, of True Religion Apparel, Inc.*

* Furnished (not filed) previously as an exhibit to the Original Filing.